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                                                                   Exhibit 21.01


                        CSG SYSTEMS INTERNATIONAL, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 2001



                                   STATE OR COUNTRY
SUBSIDIARY                         OF INCORPORATION
----------                         ----------------

CSG Systems, Inc.                  Delaware
CSG Netherlands, BV                The Netherlands
CSG Services, Inc.                 Delaware